 [IRET Logo]

Investors Real Estate Trust

12 South Main Street PO Box 1988 Minot, North Dakota 58702-1988 phone: 701.837.4738 fax: 701.838.8875 email: info@iret.com

PRESS RELEASE

DATE: June 27, 2003 CONTACT: Mike Hale WEBSITE: www.iret.com NASDAQ: IRETS

 FOR IMMEDIATE RELEASE:

 Investors Real Estate Trust Announces Fourth Quarter Earnings
______________________________________________________________________________

            Minot, ND - Investors Real Estate Trust (NASDAQ:IRETS) completed its 33rd year of operations on April 30, 2003, and in our opinion, the year was one of significant growth and progress for our Company.    Of particular importance was the merger of IRET and the T. F. James Company of Excelsior, Minnesota which brings to us the resources and expertise of this successful 50-year old real estate firm and gives IRET an office and staff in the Twin Cities of Minneapolis and St. Paul, Minnesota, our largest market.  Also, in spite of the most difficult economic conditions in a decade, our portfolio performed at a level which allowed us to continue quarterly increases in distributions - a practice we will do our best to continue.  Some of the highlights of the 4th quarter and IRET's 33rd year were:

  Funds from operations (FFO) for the quarter were $8,882,896 compared to $7,381,196 for the same period last year.  For the full year, funds from operations were $34,178,597 compared to $29,143,549 in the prior year, an increase of 17.3%.  On a per share basis, FFO for the 4th quarter was 19.69¢ compared to the year earlier figure of 20.42¢.  For the full year, FFO was 80.20¢ per share compared to 86.27¢ per share, a decrease of 7.0%.  FFO is a supplemental non-GAAP financial measurement used as a standard in the real estate industry to measure and compare the operating performance of real estate companies.  We adhere to the NAREIT definition of FFO.  NAREIT defines FFO as net income or loss, excluding gains on losses from sales of depreciated property, plus operating property depreciation and amortization and adjustments for minority interest and unconsolidated companies on the same basis.  A reconciliation of FFO to GAAP net income is included in the unaudited financial information accompanying this report.

Press Release
Investors Real Estate Trust
June 27, 2003

  Gross revenues for the 4th quarter were $32,346,957 compared to the year earlier figure of $24,455,162 for the same period last year. For the full year, revenues were $120,766,664 compared to $93,016,069 for the prior year, an increase of 29.8%.

  Net income for fourth quarter was $3,800,616 compared to $2,638,235 for the fourth quarter last fiscal year.  For the full year, net income was $12,248,161 compared to $10,600,129 for the prior year.  On a per share and unit basis, fourth quarter net income was $.11 compared to $.10 for the fourth quarter of fiscal 2002.  For the full year, net income on a per share and unit basis was $.38 compared to $.42 for the prior fiscal year.  All per share and unit amounts reported are diluted with basic per share and unit information also included in the financial table accompanying this report.

  Real estate owned reached $919,780,802 compared to the year earlier figure of $740,319,436, an increase of 24.2%.

  Shareholder equity reached $214,761,105 compared to the year earlier figure of $145,578,131, an increase of 47.5%.  In addition, the minority interest in the operating partnership increased to $80,376,853 compared to $76,460,046.

  The quarterly distribution paid on April 1, 2003, was 15.80¢ per share compared to 15.20¢ paid in the prior fiscal year.  For the full year, distributions increased to 62.50¢ from the 59.45¢ paid in the prior fiscal year, an increase of 5.1%.

Increased Distribution The July 1, 2003, distribution which is enclosed with this notice (or re-invested if you have selected distribution reinvestment) is 15.85¢ per share.  This is an increase from the 15.80¢ per share paid on April 1, 2003, and is a continuation of regular distribution increases.  This distribution is the 129th consecutive quarterly distribution paid by IRET.

Distribution Reinvestment  For those shareholders participating in the Distribution Reinvestment Plan, the distribution will be reinvested into additional IRET shares at a 5% discount from the closing price on the NASDAQ on July 1, 2003.  A statement will be mailed after the reinvestment has been processed indicating the amount of additional shares credited to your account. If you are not participating in the reinvestment plan and would like to do so, please contact your registered securities representative or the IRET office.

Annual Meeting of Shareholders   The annual meeting of IRET shareholders will be held at the International Inn, 1505 North Broadway, Minot, North Dakota on Tuesday, September 23, 2003, at 7:00 p.m. CST.

Press Release
Investors Real Estate Trust
June 27, 200

CONDENSED FINANCIAL STATEMENT - FOURTH QUARTER FISCAL 2003
    These financial statements are unaudited.  Information and footnote disclosures normally included in interim financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted.  A copy of our audited financial statements for the full year will be available on July 29, 2003.

CONDENSED BALANCE SHEET (unaudited)

	04-30-03	04-30-02
ASSETS
Cash	$ 15,564,714	$ 12,333,426
Marketable Securities	3,077,260	10,500,000
Receivables & Deposits	21,713,577	22,028,911
Real Estate Owned	919,780,802	740,319,436
Less Accumulated Depreciation	(75,638,772)	(58,925,517)
Mortgage Receivables	1,182,940	3,952,762
TOTAL ASSETS	$ 885,680,521	$ 730,209,018

LIABILITIES
Mortgages Payable	$ 539,397,202	$ 459,568,905
Investment Certificates Payable	9,034,696	25,186,582
Other	27,886,037	10,596,277
TOTAL LIABILITIES	$ 576,317,935	$ 495,351,764
Minority Interest in Operating Partnership	$ 80,376,853	$ 76,460,046
Minority Interest in Partnerships	$ 14,224,628	$ 12,819,077

SHAREHOLDERS’ EQUITY
Shares of Beneficial Interest
36,166,351 Shares 04-30-03	$ 240,645,207	$ 163,376,549
27,847,079 Shares 04-30-02
Accumulated Distribution and Other Losses	(25,884,102)	(17,798,418)
Total Shareholders’ Equity	$ 214,761,105	$ 145,578,131
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 885,680,521	$ 730,209,018

Press Release
Investors Real Estate Trust
June 27, 2003

STATEMENT OF OPERATIONS (unaudited)
For the Three-Month and Twelve-Month Periods ended April 30, 2003 and 2002

3 MONHTS ENDED                             12 MONTHS ENDED
	04-30-03	04-30-02	04-30-03	04-30-02
NET INCOME
Operating Income	$ 32,346,957	$ 24,455,162	$ 120,766,664	$ 93,016,069
Operating Expense	(28,600,076)	(21,226,198)	(105,280,229)	(79,150,135)
NET OPERATING INCOME	$ 3,746,881	$ 3,228,964	$ 15,486,435	$ 13,865,934
GAIN ON SALE OF INVESTMENTS	$ 1,430,629	$ 219,249	$ 1,594,798	$ 546,927
MINORITY INTEREST - LTD. PARTNERS	(1,376,894)	(809,978)	(4,833,072)	(3,812,732)
NET INCOME	$ 3,800,616	$ 2,638,235	$ 12,248,161	$ 10,600,129
PER SHARE/UNIT	$ .11	$ .10	$ .38	$ .42

RECONCILIATION OF NET INCOME TO FUNDS FROM OPERATIONS (unaudited)
For the Three-Month and Twelve-Month Periods ended April 30, 2003 and 2002

	3 MONTHS ENDED						12 MONTHS ENDED
	04-30-03			04-30-02			04-30-03			04-30-02
	Amount	Weighted Avg Shares	Per Share	Amount	Weighted Avg Shares	Per Share	Amount	Weighted Avg Shares	Per Share	Amount	Weighted Avg Shares	Per Share
NET INCOME AVAILABLE FOR COMMON SHARES	$ 3,800,616	8,762,996	$ 0.11	$ 2,638,235	6,752,378	$ 0.10	$ 12,248,161	32,574,429	$ 0.38	$ 10,600,129	25,492,282	$ 0.42

Add Back: Minority interest in earnings of unitholders	1,116,331	2,512,599		$ 826,368	2,287,709		$ 3,898,958	10,040,669		$ 3,614,168	8,289,087
FULLY DILUTED NET INCOME	$ 4,916,947	11,275,595	$ 0.11	$ 3,464,603	9,040,087	$ 0.10	$ 16,147,119	42,615,098	$ 0.38	$14,214,297	33,781,369	$0.42
Adjustments:
Depreciation and Amortization	$ 5,396,578			$ 4,135,842			$ 19,626,276			$15,476,179
(Earnings)loss from depreciable property sales	(1,430,629)			(219,249)			(1,594,798)			(546,927)
FULLY DILUTED FUNDS FROM OPERATIONS	$8,882,896	11,275,595	$ 0.20	$7,381,196	9,040,087	$ 0.20	$34,178,597	42,615,098	$ 0.80	$29,143,549	33,781,369	$ 0.86

Press Release
Investors Real Estate Trust
June 27, 2003

This report contains statements about future events and expectations, which are "forward-looking statements." Any statement that is not a historical fact, including but not limited to earnings forecasts and projections of financial results, may be deemed to be a forward-looking statement. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors, which may cause our actual results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Specific factors that might cause such a difference include but are not limited to: the potential fluctuations in our operating results; need for additional capital; the direction of interest rates and their subsequent effect on our business; competition; our ability to attract and retain skilled personnel; and those risks and uncertainties discussed in filings made by us with the Securities and Exchange Commission.

END